We hereby consent to the use in this Post-Effective Amendment No. 1 to Form SB-2 Registration Statement (SEC File No. 333-38400) of our report, dated March 14, 2000, relating to the financial statements of SyCoNet.Com, Inc. We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.


Winchester, Virginia
August 25, 2000